                                                                   Exhibit 21.1

                          MICROCOM, INC. SUBSIDIARIES


 Name of Subsidiary                             Jurisdiction of Incorporation
 ------------------                             -----------------------------

 Microcom (UK) Limited                          England

 Microcom Caribe, Inc.                          Delaware, USA

 Connectivity, Ltd.                             U.S. Virgin Islands

 MNP Sales B.V.                                 Netherlands

 MNP Hong Kong Limited                          Hong Kong

 Microcom Systems, Inc.                         Delaware, USA

 MNP France E.U.R.L.                            France

 Extension Technology Corp.                     Delaware, USA

 Microcom GmbH                                  Germany



Each subsidiary listed above is a wholly-owned subsidiary of Microcom, Inc. except for MNP Hong Kong which is a wholly-owned subsidiary of MNP Sales B.V., which in turn is a wholly-owned subsidiary of Microcom, Inc.